Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 3 to the Registration Statement on Form S-1 of Electronic Cigarettes International Group, Ltd. (formerly known as Victory Electronic Cigarettes Corporation) of our report dated May 6, 2014, relating to our audit of the consolidated financial statements of Victory Electronic Cigarettes Corporation, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Ft. Lauderdale, Florida

September 8, 2014